UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 21, 2013, SUPERVALU INC. (“SUPERVALU” or the “Company”) entered into (i) an amended and restated five-year $1.0 billion asset-based revolving credit facility, secured by the Company’s inventory, credit card receivables and certain other assets, which will bear interest at the rate of LIBOR plus 1.75% to LIBOR plus 2.25%, depending on utilization and (ii) a new six-year $1.5 billion term loan, secured by the Company’s real estate, equipment and certain other assets, which will bear interest at the rate of LIBOR plus 5.00% and include a floor on LIBOR set at 1.25%.  The material terms of these agreements are described in more detail below.

ABL Credit Agreement

On March 21, 2013, the Company entered into an Amended and Restated Credit Agreement (the “ABL Credit Agreement”), among the Company, as Lead Borrower, the subsidiaries of the Company named as borrowers therein, the subsidiaries of the Company named as guarantors therein, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and LC Issuer, certain other lenders party thereto, as LC Issuers, and the lenders party thereto (collectively, the “ABL Lenders”), U.S. Bank, National Association and Rabobank Nederland, New York Branch, as Co-Syndication Agents, Wells Fargo Bank, National Association, as collateral agent, Goldman Sachs Bank USA, Credit Suisse AG, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Bank of America, N.A., as Co-Documentation Agents, BMO Harris Bank N.A., RBS Citizens Business Capital, a division of RBS Asset Finance, Inc., Regions Bank and Union Bank, N.A., as Senior Managing Agents, and Wells Fargo Bank, National Association, U.S. Bank, National Association, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Rabobank Nederland, New York Branch and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners.

The ABL Credit Agreement provides the Company and certain of its direct and indirect operating subsidiaries (the “ABL Borrowers”) with the ability to borrow up to an aggregate principal amount of $1.0 billion under a senior secured revolving credit and letter of credit facility, which matures on March 21, 2018 (the “ABL Credit Facility”).  Borrowings under the ABL Credit Facility will bear interest at rates of LIBOR plus 1.75% to LIBOR plus 2.25%, depending on utilization, and are subject to unused line fees of 0.25% or 0.375% per year, depending on utilization.

The ABL Credit Facility is guaranteed by certain of the Company’s existing and subsequently acquired or organized direct or indirect wholly owned domestic subsidiaries (the “ABL Guarantors”, and together with the ABL Borrowers, the “ABL Loan Parties”).  To secure their obligations under the ABL Credit Facility, each of the ABL Loan Parties has granted to the Administrative Agent a perfected first-priority security interest for the benefit of the ABL Lenders in its present and future inventory, credit card, wholesale trade, pharmacy and certain other receivables, prescription files and related assets.  In addition, the obligations of the ABL Loan Parties under the ABL Credit Agreement will be secured by second-priority liens on and security interests in the collateral securing the Term Loan Credit Agreement (as described below under “Term Loan Credit Agreement”), subject to certain limitations to ensure compliance with the Company’s outstanding debt instruments and leases.

The revolving loans under the ABL Credit Agreement are subject to a borrowing base, the calculation of which is set forth in the ABL Credit Agreement.  The letters of credit outstanding under the ABL Credit Facility are subject to a sublimit of $400 million and the swingline loans outstanding under the ABL Credit Facility are subject to a sublimit equal to the lesser of $100 million and the Aggregate Commitments (defined below).  The ABL Borrowers have the right to increase the Aggregate Commitment in an aggregate principal amount of no less than $10 million and not more than $250 million, subject to identifying ABL Lenders or other institutional lenders willing to provide the increased commitments and the terms of such facility increase that may be agreed to by the parties.

The revolving loans under the ABL Credit Facility may be voluntarily prepaid in certain minimum principal amounts, in whole or in part, without premium or penalty, subject to breakage or similar costs.  The ABL Borrowers are required to repay the revolving loans in cash and provide cash collateral under the ABL Credit Facility to the extent that the revolving loans and letters of credit exceed the lesser of the borrowing base then in effect or the aggregate amount of the ABL Lenders’ commitments under the ABL Credit Facility (the “Aggregate Commitment”).

However, in such an event, the ABL Borrowers will not be required to cash collateralize the letter of credit obligations unless after the prepayment in full of the loans, the aggregate amount outstanding of letter of credit obligations exceeds the lesser of the borrowing base then in effect or the Aggregate Commitments.  In the event that the Company’s Excess Availability (as defined in the ABL Credit Agreement) under the ABL Credit Agreement falls below certain thresholds, the Company will be obligated to apply all proceeds from collateral for the ABL Credit Facility plus other cash receipts not required to be applied to repay other debt to the repayment of the ABL Credit Facility, subject to the ability to reborrow on the terms described in the ABL Credit Agreement.

The ABL Credit Agreement contains customary representations and warranties.  The ABL Credit Agreement also contains certain operating covenants, which restrict the ability of the ABL Loan Parties to take certain actions without the permission of the ABL Lenders or as otherwise permitted under the ABL Credit Agreement.  If Excess Availability is less than 10% of the Aggregate Commitments under the ABL Credit Facility, the ABL Credit Agreement also contains a financial covenant that requires that the consolidated fixed charge coverage ratio of the Company and its Restricted Subsidiaries (as defined in the ABL Credit Agreement) will not be less than 1.00 to 1.00 for the Measurement Period (as defined in the ABL Credit Agreement) ending as of the end of the most recent fiscal period for which the administrative agent has received financial statements.

The ABL Credit Agreement contains customary default provisions.  Among other things, an event of default will be deemed to have occurred upon (subject, in some cases, to certain grace periods as specifically set forth in the ABL Credit Agreement):  (i) the failure to pay any amounts due under the ABL Credit Agreement, (ii) the breach of covenants, (iii) representations and warranties that are incorrect or misleading in any material respect, (iv) liquidation of all or a material portion of the Company’s or its Restricted Subsidiaries’ assets, insolvency or inability to pay debts as they come due, (v) certain judgments and orders, (vi) a suit by the federal or any state government alleging racketeering, (vii) certain ERISA Events (as defined in the ABL Credit

Agreement), (viii) an uninsured loss to a portion of the collateral having a value in excess of $50 million, (ix) the suspension of payments or similar events by the credit card issuers or processors of the ABL Borrowers and (x) the occurrence of a Material Adverse Effect (as defined in the ABL Credit Agreement).  In addition, default by an ABL Loan Party under any Material Indebtedness (as defined in the ABL Credit Agreement), the termination or ineffectiveness of the provisions of the Term Loan Intercreditor Agreement and the maturity of the Term Loan Facility prior to its original maturity date would each be an event of default under the ABL Credit Agreement.

Term Loan Credit Agreement

On March 21, 2013, the Company entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), among the Company, as Borrower, the subsidiaries of the Company named as guarantors therein, the lenders parties thereto (collectively, the “Term Loan Lenders”), Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Joint Lead Bookrunners and Joint Lead Arrangers, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as Syndication Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Documentation Agents.

The Term Loan Credit Agreement provides the Company with the ability to borrow an aggregate principal amount of $1.5 billion in a single draw (the “Term Loan Facility”), which the Company did on March 21, 2013.  The Company may incur additional term loans under the Term Loan Facility in an aggregate principal amount of up to $250 million, subject to identifying Term Loan Lenders or other institutional lenders willing to provide the additional loans and the satisfaction of certain terms and conditions.  Borrowings under the Term Loan Facility will bear interest at a rate of LIBOR plus 5.00% and with a floor on LIBOR set at 1.25%.  The Term Loan Facility will mature on March 21, 2019.  However, if by the date that is 91 days prior to the maturity date of the Company’s 8.0% Notes due 2016, the Company has not reduced the principal amount of such notes to not more than $250 million as permitted in the Term Loan Credit Agreement, the Term Loan Facility will mature on the date that is 91 days prior to the maturity date of such notes.  The Term Loan Facility will also mature early upon the occurrence of a Change of Control (as defined in the Term Loan Credit Agreement).

The Term Loan Facility is guaranteed by certain of the Company’s existing and subsequently acquired or organized direct or indirect wholly owned domestic subsidiaries (the “Term Loan Guarantors”, and together with the Company, the “Term Loan Parties”).  To secure their obligations under the Term Loan Facility, each of the Term Loan Parties will grant a perfected first-priority mortgage lien and security interest for the benefit of the Term Loan Lenders in the Term Loan Parties’ equity investment in Moran Foods, LLC, the parent entity of the Company’s Save-A-Lot business, substantially all of the Term Loan Parties’ intellectual property, certain of the Term Loan Parties’ owned or ground leased real estate within 90 days after the closing of the Term Loan Facility and certain additional equipment of the Term Loan Parties within 120 days after the closing of the Term Loan Facility, subject to any extensions that may be granted by the Administrative Agent.  In addition, the obligations of the Term Loan Parties under the Term Loan Credit Agreement are secured by second-priority security interests in the collateral securing the

ABL Credit Agreement (as described above under “ABL Credit Agreement”), subject to certain limitations to ensure compliance with the Company’s outstanding debt instruments.

The loans under the Term Loan Facility may be voluntarily prepaid in certain minimum principal amounts, subject to the payment of breakage or similar costs and, in certain circumstances as specifically set forth in the Term Loan Credit Agreement, a prepayment fee.  Pursuant to the Term Loan Credit Agreement, the Company must, subject to certain customary reinvestment rights, apply 100% of Net Cash Proceeds (as defined in the Term Loan Credit Agreement) from certain types of asset sales (excluding proceeds of the collateral security of the ABL Credit Agreement and other secured indebtedness) to prepay the loans outstanding under the Term Loan Facility.  Also, beginning with the Company’s fiscal year ending February 28, 2014, the Company must prepay loans outstanding under the Term Loan Facility no later than 90 days after the fiscal year end in an aggregate principal amount equal to a percentage (which percentage ranges from 0% to 50% depending on the Company’s Total Secured Leverage Ratio (as defined in the Term Loan Credit Agreement) as of the last day of such fiscal year) of Excess Cash Flow (as defined in the Term Loan Credit Agreement) for the fiscal year then ended minus any voluntary prepayments made during such fiscal year with Internally Generated Cash (as defined in the Term Loan Agreement).  The Term Loan Credit Agreement also requires the Company to apply 100% of Net Cash Proceeds from the issuance or incurrence of certain indebtedness for borrowed money to prepay the loans outstanding under the Term Loan Facility and not later than the tenth day following the receipt of Net Cash Proceeds in respect of a Moran Sale (as defined in the Term Loan Credit Agreement) apply an amount equal to (x) 100% of the first $750,000,000 of Net Cash Proceeds received with respect thereto and (y) thereafter, 50% of the Net Cash Proceeds in excess of such amount up to an amount that would cause the Total Secured Leverage Ratio (as defined in the Term Loan Credit Agreement) on a pro forma basis after giving effect to such prepayment to be 1.50:1.00, in each case, to prepay loans outstanding under the Term Loan Facility.

The Term Loan Credit Agreement contains customary representations and warranties.  The Term Loan Credit Agreement also contains certain operating covenants, which restrict the ability of the Term Loan Parties to take certain actions without the permission of the Term Loan Lenders or as permitted under the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains customary default provisions.  Among other things, an event of default will be deemed to have occurred upon (subject, in some cases, to certain grace periods as specifically set forth in the ABL Credit Agreement):  (i) the failure to pay any amounts due under the Term Loan Credit Agreement, (ii) the breach of covenants, (iii) representations and warranties that are incorrect or misleading in any material respect, (iv) liquidation of all or a material portion of the Company’s or its Restricted Subsidiaries’ assets, insolvency or inability to pay debts as they come due, (v) certain judgments and orders, (vi) a suit by the federal or any state government alleging racketeering, (vii) certain ERISA Events (as defined in the Term Loan Credit Agreement), (viii) an uninsured loss to a portion of the collateral having a value in excess of $50 million and (ix) the termination or attempted termination of any Facility Guaranty (as defined in the Term Loan Credit Agreement).  In addition, default by a Term Loan Party under any Material Indebtedness (as defined in the Term Loan Credit Agreement), the termination or ineffectiveness of the provisions of the Intercreditor Agreement, the maturity of the ABL Credit Facility prior to its original maturity date and certain payments in respect of the ASC Guarantee (as defined in the

Term Loan Credit Agreement) made with Internally General Cash or proceeds of indebtedness or in respect of interest, fees, expenses, indemnities and other amounts (other than principal) in respect of the ASC Guarantee from the proceeds of the Escrow Fund (as defined in the Term Loan Credit Agreement) would each be an event of default under the Term Loan Credit Agreement.

The proceeds of the ABL Credit Facility and the Term Loan Credit Agreement were used to replace the Company’s existing five-year $1.65 billion asset-based revolving credit facility, an existing $8.35 million term loan and a $200 million receivables financing facility, and refinanced $490 million of 7.5% senior notes due 2014.

Certain of the ABL Lenders and the Term Loan Lenders and their affiliates were lenders under the Company’s existing five-year $1.65 billion asset-based revolving credit facility, $8.35 million term loan and $200 million receivables financing facility which were replaced by the ABL Credit Facility and the Term Loan Credit Agreement and have provided from time to time, and may provide in the future, commercial and investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may in the future receive customary fees and commissions. An affiliate of Goldman Sachs Bank USA acted as financial advisor to the Company in connection with the NAI Banner Sale described in Item 2.01 of this Current Report on Form 8-K and the Offer described in Item 3.02 of this Current Report on Form 8-K. Pursuant to the Stock Purchase Agreement described in Item 2.01 of this Current Report on Form 8-K, SUPERVALU and Albertson’s LLC entered into a Transition Services Agreement upon the consummation of the Stock Purchase Agreement, pursuant to which SUPERVALU will provide to Albertson’s LLC, and Albertson’s LLC will provide to SUPERVALU, certain administrative and other services for an initial term of two and a half years following the closing of the NAI Banner Sale.  In addition, SUPERVALU and NAI entered into a Transition Services Agreement upon the consummation of the Stock Purchase Agreement, pursuant to which SUPERVALU will provide to NAI, and NAI will provide to SUPERVALU, certain administrative and other services for an initial term of two and a half years following the closing of the NAI Banner Sale.  A copy of each of the Albertson’s Transition Services Agreement, New Albertson’s Transition Services Agreement, ABL Credit Agreement and the Term Loan Credit Agreement have been filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  The foregoing descriptions of the Albertson’s Transition Services Agreement, New Albertson’s Transition Services Agreement, ABL Credit Agreement and the Term Loan Credit Agreement are qualified in their entirety by reference to the full text of those agreements.

Item 1.02 Termination of a Material Definitive Agreement.

On March 21, 2013, the Company repaid its existing $850 million term loan agreement, the Term Loan Credit Agreement, dated August 30, 2012, among SUPERVALU, as Borrower, the subsidiaries of the Company named as guarantors therein, the Lenders parties thereto, Credit Suisse AG, as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC and Barclays Bank PLC, as Joint Bookrunners and Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, and Wells Fargo Bank, National Association, as Documentation Agent.  Upon the payment of this indebtedness and a prepayment fee of $16,671,737, the Company’s obligations under such term loan agreement immediately terminated.  The material terms of such term loan agreement were previously disclosed in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on September 6, 2012 and are incorporated herein by reference.

On March 20, 2013, the Company terminated the Second Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2011, among SUPERVALU Receivables Funding Corporation, SUPERVALU, Nieuw Amsterdam Receivables Corporation, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. Rabobank Nederland New York Branch, and the other conduit purchasers, alternate purchasers and facility agents party thereto, and repaid all indebtedness then outstanding under such agreement.  The material terms of such agreement were previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended December 3, 2011, which was filed with the Securities and Exchange Commission on January 12, 2012 and are incorporated herein by reference.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 10, 2013, SUPERVALU, New Albertson’s, Inc., an Ohio corporation and a direct wholly owned subsidiary of SUPERVALU (“NAI”), and AB Acquisition LLC, a Delaware limited liability corporation (“AB Acquisition” or the “Buyer”), an affiliate of a Cerberus Capital Management, L.P. (“Cerberus”)-led consortium which also includes Kimco Realty, Klaff Realty LP, Lubert-Adler Partners and Schottenstein Real Estate Group, entered into a Stock Purchase Agreement (as it may be amended or supplemented from time to time, the “Stock Purchase Agreement”), which provides for, among other things, the sale of NAI to AB Acquisition.

On March 21, 2013, the Company completed the sale of NAI in accordance with the Stock Purchase Agreement, which resulted in the sale of the NAI banners, including Albertson’s, Acme, Jewel-Osco, Shaw’s and Star Market banners and related Osco and Sav-on in-store pharmacies (collectively, the “NAI Banners”), to AB Acquisition, in a stock sale valued at approximately $3,300 million.  The sale consisted of the acquisition by AB Acquisition of the stock of NAI, which owns the NAI Banners, for $100 million in cash subject to potential working capital adjustments, and the assumption of approximately $3,200 million in debt and capital lease obligations, which were retained by NAI (the “NAI Banner Sale”).

The Unaudited Pro Forma Condensed Consolidated Financial Statements of SUPERVALU giving effect to the NAI Banner Sale and the related notes thereto are attached hereto as Exhibit 99.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On March 26, 2013, SUPERVALU INC. issued a press release announcing that its plans to reduce its national workforce by an estimated 1,100 positions.  The workforce reduction reflects the Company’s strategy to be more focused and efficient in its operations following the NAI Banner Sale described in Item 2.01 of this Current Report on Form 8-K, as the remaining organization will require significantly fewer corporate and store support roles and functions.  The Company expects to incur total pre-tax cash charges for severance and employee-related costs of approximately $65 million to $70 million and a non-cash charge for accelerated vesting of certain stock based compensation arrangements of approximately $10 million.  Of these amounts, the Company expects that $55 million to $60 million will be paid in its fiscal 2014 first quarter ending June 15, 2013, and the majority of the remainder will be paid in its fiscal 2014 second quarter.

Item 3.02   Unregistered Sales of Equity Securities.

As previously disclosed, concurrently with the execution of the Stock Purchase Agreement, the Company entered into a Tender Offer Agreement, dated January 10, 2013 (as it may be amended or supplemented from time to time, the “Tender Offer Agreement”), with Symphony Investors LLC, a Delaware limited liability company (“Symphony” or “Offeror”), an affiliate of a Cerberus-led consortium, and Cerberus.  In accordance with the terms of the Tender Offer Agreement, Symphony commenced a tender offer to purchase up to 30% of the Company’s outstanding common stock (the “Common Stock”), par value $0.01 per share, at $4.00 net per share in cash, without interest, subject to any applicable withholding tax, upon the terms and conditions set forth in the Offer to Purchase to the Schedule TO (as amended or supplemented from time to time), and in the related Letter of Transmittal, filed by Offeror with the Securities and Exchange Commission on January 25, 2013 (which collectively and together with any amendments or supplements, constitute the “Offer”).

The Offer expired at 5:00 p.m., New York City time, on Wednesday, March 20, 2013.  According to Symphony, as of such time, (i) approximately 11,686,406 shares of Common Stock were validly tendered and not withdrawn pursuant to the Offer, which represented approximately 5.5% of the then issued and outstanding shares.  Offeror accepted for payment and paid for all of the Shares that were validly tendered and not withdrawn pursuant to the terms of the Offer (the “Acceptance”).  Pursuant to the Tender Offer Agreement, on March 21, 2013, substantially simultaneously with the Acceptance, the Company issued an additional 42,477,692 shares of Common Stock, at $4.00 per share in cash, to Symphony which combined with the tendered shares resulted in an equity ownership interest by Symphony in the Company of 21.2% after taking into account the additional issued shares.  The issuance was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On March 20, 2013, pursuant to the Tender Offer Agreement, each of Ronald Daly, Susan Engel, Edwin “Skip” Gage, Steven Rogers and Kathi Seifert resigned from SUPERVALU’s Board of Directors, effective as of the consummation of the Offer.  Also in accordance with the Tender Offer Agreement, on March 21, 2013, Symphony designated two directors who were appointed to SUPERVALU’s Board of Directors—Robert G. Miller as non-executive chairman of SUPERVALU’s Board of Directors and Lenard Tessler.

Mr. Miller is the president and chief executive officer of Albertson’s LLC, and Mr. Tessler is co-head of global private equity and senior managing director of Cerberus.  The Company has entered into several agreements with Albertson’s LLC, Buyer and/or Offeror, including the Stock Purchase Agreement, the Tender Offer Agreement, Transition Services Agreement by and between SUPERVALU and Albertson’s LLC and Transition Services Agreement by and between SUPERVALU and New Albertson’s, Inc.  The Stock Purchase Agreement and Tender Offer Agreement are further described in Item 11 to the Offer to Purchase filed with the Schedule TO (as amended or supplemented from time to time) filed by Offeror with the Securities and Exchange Commission on January 25, 2013, which description is incorporated herein by reference, but which is qualified in its entirety by reference to the text of such agreements, which are filed as Exhibits 2.1 and 2.2 hereto.  The Transition Services Agreement by and between SUPERVALU and Albertson’s LLC and the Transition Services Agreement by and between SUPERVALU and New Albertson’s, Inc. are further described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, but which is qualified in its entirety by reference to the text of such agreements which are filed as Exhibits 10.1 and 10.2, respectively, hereto.

(e)  On March 20, 2013, the Board of Directors determined that the acquisition by Symphony of 20% or more of the Company’s outstanding Common Stock in connection with the transactions contemplated by the Tender Offer Agreement through a combination of the acquisition of tendered Company Common Stock in the Offer and the direct issuance of Company Common Stock to Symphony from the Company pursuant to the terms of the Tender Offer Agreement, the transactions contemplated by the Tender Offer Agreement and the Stock Purchase Agreement would constitute a “Change of Control” with respect to equity awards outstanding under the Company’s 2007 Stock Plan and for purposes of the Change in Control Severance Agreements with each of Sherry M. Smith, Janel S. Haugarth and J. Andrew Herring.  The determination with respect to the Company’s 2007 Stock Plan resulted in the vesting of the following number of equity awards on March 21, 2013 held by certain named executive officers of the Company solely as a result of the transactions contemplated by the Tender Offer Agreement and the Stock Purchase Agreement:  Ms. Smith, stock options with respect to 6,000 shares of Company Common Stock; Ms. Haugarth, stock options with respect to 6,000 shares of Company Common Stock and cash-settled stock appreciation rights with respect to 6,000 shares of Company Common Stock; and Mr. Herring, stock options with respect to 5,000 shares of Company Common Stock.  With respect to the Company’s outstanding Fiscal Year 2012-2014 Multi-Year Performance Awards or the Fiscal Year 2013-2015 Multi-Year Performance Awards, in each case granted to the executives under the Company’s 2007 Stock Plan, the determination of a “Change of Control” by the Board of Directors resulted in the awards vesting with no value based on the Company’s performance during the applicable performance period.  Consistent with the “Change of Control” determination with respect to the Company’s 2007 Stock Plan, the Board of Directors determined that each stock option granted pursuant to the Company’s 2012 Stock Plan would vest upon the termination of the holder’s employment by the Company without “cause” or by the holder for “good reason” (as each term is defined in the applicable equity award agreement).

In connection with the NAI Banner Sale, the Company has confirmed that Ms. Haugarth, Executive Vice President and President of Independent Business and Supply Chain Services, will continue to have the protections under her Change of Control Agreement with the Company for the term of the Agreement which includes a guaranteed base salary and bonus for the term of two years from the date of the change of control (March 20, 2013) conditioned upon her continued employment with the Company during this two year period.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2013, Section 3.02(a) of the Restated Bylaws of SUPERVALU was amended to decrease the minimum number of directors who may serve on the Board from ten to the minimum number of directors permitted by the Delaware General Corporation Law.  Such action was taken to facilitate the elections described in Item 5.02 of this Current Report on Form 8-K.  SUPERVALU’s Bylaws, as amended and restated, are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company for the fiscal years ended February 25, 2012, February 26, 2011 and February 27, 2010, the year-to-date third quarter (40 weeks) ended December 1, 2012 and December 3, 2011, and as of December 1, 2012 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)  Exhibits

Item No.	Description

2.1

Stock Purchase Agreement, dated January 10, 2013, by and among SUPERVALU INC., Albertson’s LLC and New Albertson’s, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2013)

2.2

Tender Offer Agreement, dated January 10, 2013, by and between SUPERVALU INC. and Symphony Investors LLC (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2013)

3.1	Restated Bylaws of SUPERVALU INC., as amended March 20, 2013

10.1**	Transition Services Agreement, dated as of March 21, 2013, by and between SUPERVALU INC. and Albertson’s LLC

10.2**	Transition Services Agreement, dated as of March 21, 2013, by and between SUPERVALU INC. and New Albertson’s, Inc.

10.3**

Amended and Restated Credit Agreement, dated March 21, 2013, among SUPERVALU INC., as Lead Borrower, the subsidiaries of the Company named as borrowers therein, the subsidiaries of the Company named as guarantors therein, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and LC Issuer, certain other lenders party thereto, as LC Issuers, and the lenders party thereto, U.S. Bank, National Association and Rabobank Nederland, New York Branch, as Co-Syndication Agents, Wells Fargo Bank, National Association, as collateral agent, Goldman Sachs Bank USA, Credit Suisse AG, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Bank of America, N.A., as Co-Documentation Agents, BMO Harris Bank N.A., RBS Citizens Business Capital, a division of RBS Asset Finance, Inc., Regions Bank and Union Bank, N.A., as Senior Managing Agents, and Wells Fargo Bank, National Association, U.S. Bank, National Association, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Rabobank Nederland, New York Branch and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners

10.4**

Term Loan Credit Agreement, dated March 21, 2013, among SUPERVALU INC., as Borrower, the subsidiaries of the Company named as guarantors therein, the lenders parties thereto, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Joint Lead Bookrunners and Joint Lead Arrangers, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as Syndication Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Documentation Agents

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of SUPERVALU INC.

** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CAUTIONARY STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT

Any statements contained in this Current Report on Form 8-K, including Exhibit 99.1, regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs.  Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved.  For these statements, SUPERVALU INC. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this Current Report on Form 8-K, including Exhibit 99.1.  These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2012, under the heading “Risk Factors,” Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the third quarter (40 weeks) ended December 1, 2012 under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements.  Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Competitive Practices

•                  The Company’s ability to attract and retain customers

•                  Competition from other food or drug retail chains, supercenters, non-traditional competitors and alternative formats in the Company’s markets

•                  Competition for employees, store sites and products

•                  The ability of the Company’s Independent Business to maintain or increase sales due to wholesaler competition or increased customer self-distribution

•                  The ability of the Company’s affiliated independent retailers to attract and retain customers due to competition

•                  Changes in demographics or consumer preferences that affect consumer spending or buying habits

•                  The success of the Company’s promotional and sales programs and the Company’s ability to respond to the promotional and pricing practices of competitors

Execution of Initiatives

•                  The effectiveness of cost reduction strategies

•                  The adequacy of the Company’s capital resources to fund new store growth and remodeling activities that achieve appropriate returns on capital investment

•                  The ability to retain and affiliate independent retailers in the Company’s Independent Business

•                  The ability to retain and license additional stores within the Company’s Save-A-Lot business

•                  The ability to turn around the sales trajectory through improved operational execution and investment in price across the Company’s retail banners

Substantial Indebtedness

•                  The impact of the Company’s substantial indebtedness on its business and financial flexibility

•                  The Company’s ability to comply with debt covenants or to refinance the Company’s debt obligations

•                  A downgrade in the Company’s debt ratings, which may increase the cost of borrowing or adversely affect the Company’s ability to access one or more financial markets

•                  The availability of favorable credit and trade terms

Economic Conditions

•                  Continued volatility in the economy and financial markets, the decline in the housing market, the low level of consumer confidence and high unemployment rates that affect consumer spending or buying habits

•                  Increases in unemployment, healthcare costs, energy costs and commodity prices, which could impact consumer spending or buying habits and the cost of doing business

•                  Changes in interest rates

•                  Food and drug inflation or deflation

Labor Relations

•                  The Company’s ability to renegotiate labor agreements with its unions

•                  Resolution of issues associated with rising pension, healthcare and employee benefits costs

•                  Potential for work disruption from labor disputes

Employee Benefit Costs

•                  Increased operating costs resulting from rising employee benefit costs and pension funding obligations

•                  Required funding of multiemployer pension plans

Governmental Regulations

•                  The ability to timely obtain permits, comply with government regulations or make capital expenditures required to maintain compliance with government regulations

•                  Changes in applicable laws and regulations that impose additional requirements or restrictions on the operation of the Company’s businesses

Food Safety

•                  Events that give rise to actual or potential food contamination, drug contamination or foodborne illness or any adverse publicity relating to these types of concerns, whether or not valid

Self-Insurance

•                  Variability in actuarial projections regarding workers’ compensation, automobile and general liability

•                  Potential increase in the number or severity of claims for which the Company is self-insured

Legal and Administrative Proceedings

•                  Unfavorable outcomes in litigation, governmental or administrative proceedings or other disputes

•                  Adverse publicity related to such unfavorable outcomes

Information Technology

•                  Dependence of the Company’s businesses on computer hardware and software systems which are vulnerable to security breach by computer hackers and cyber terrorists

•                  Difficulties in developing, maintaining or upgrading information technology systems

•                  Business disruptions or losses resulting from data theft, information espionage, or other criminal activity directed at the Company’s computer or communications systems

Severe Weather, Natural Disasters and Adverse Climate Changes

•                  Property damage or business disruption resulting from severe weather conditions and natural disasters that affect the Company and the Company’s customers or suppliers

•                  Unseasonably adverse climate conditions that impact the availability or cost of certain products in the grocery supply chain

Tax Matters

•                  Changes in tax laws could affect the Company’s effective income tax rate and results of operations

•                  The future results of operations could impact the Company’s ability to realize deferred tax assets

Goodwill and Intangible Asset Impairment Charges

•                  Unfavorable changes in the Company’s industry, the broader economy, market conditions, business operations, competition or the Company’s stock price and market capitalization

Accounting Matters

•                  Changes in accounting standards that impact the Company’s financial statements

Effect to SUPERVALU of the NAI Banner Sale

•                  Disruptions in current plans, operations and business relationships

•                  Difficulties in attracting or retaining management and employees and transitioning to a new management team

•                  Ability to effectively manage the Company’s cost structure to realize benefits from the Transition Services Agreement with NAI

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2013
SUPERVALU INC.

	By:	/s/ Sherry M. Smith
Sherry M. Smith
Executive Vice President and Chief
Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit

Item No.	Description

2.1

Stock Purchase Agreement, dated January 10, 2013, by and among SUPERVALU INC., Albertson’s LLC and New Albertson’s, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2013)

2.2

Tender Offer Agreement, dated January 10, 2013, by and between SUPERVALU INC. and Symphony Investors LLC (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2013)

3.1	Restated Bylaws of SUPERVALU INC., as amended March 20, 2013

10.1**	Transition Services Agreement, dated as of March 21, 2013, by and between SUPERVALU INC. and Albertson’s LLC

10.2**	Transition Services Agreement, dated as of March 21, 2013, by and between SUPERVALU INC. and New Albertson’s, Inc.

10.3**

Amended and Restated Credit Agreement, dated March 21, 2013, among SUPERVALU INC., as Lead Borrower, the subsidiaries of the Company named as borrowers therein, the subsidiaries of the Company named as guarantors therein, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and LC Issuer, certain other lenders party thereto, as LC Issuers, and the lenders party thereto, U.S. Bank, National Association and Rabobank Nederland, New York Branch, as Co-Syndication Agents, Wells Fargo Bank, National Association, as collateral agent, Goldman Sachs Bank USA, Credit Suisse AG, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Bank of America, N.A., as Co-Documentation Agents, BMO Harris Bank N.A., RBS Citizens Business Capital, a division of RBS Asset Finance, Inc., Regions Bank and Union Bank, N.A., as Senior Managing Agents, and Wells Fargo Bank, National Association, U.S. Bank, National Association, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Rabobank Nederland, New York Branch and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners

10.4**

Term Loan Credit Agreement, dated March 21, 2013, among SUPERVALU INC., as Borrower, the subsidiaries of the Company named as guarantors therein, the lenders parties thereto, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Joint Lead Bookrunners and Joint Lead Arrangers, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as Syndication Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Documentation Agents

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of SUPERVALU INC.

** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.